UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2012

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3355 Michelson Drive, Suite 100, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2012, Western Digital Corporation (the "Company"), Western Digital Technologies, Inc., a wholly owned subsidiary of the Company, and Western Digital Ireland, Ltd., an indirect wholly owned subsidiary of the Company, entered into an amendment with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to that certain Commitment Letter, dated as of March 7, 2011, by and among such parties (the "Commitment Letter") to, among other things, extend the expiration date of the Commitment Letter to May 7, 2012. The material terms of the Commitment Letter are described in the Company’s Current Report on Form 8-K filed on March 7, 2011, as amended by the Company’s Current Report on Form 8-K/A filed on March 9, 2011.

As announced on March 6, 2012, the Company expects to complete its acquisition of all of the outstanding paid-up share capital of Viviti Technologies, Ltd., formerly known as Hitachi Global Storage Technologies Pte. Ltd. ("HGST"), a wholly owned subsidiary of Hitachi Ltd., on March 8, 2012. On that date, the Company also expects to enter into a new credit facility that will provide unsecured loan facilities to be used, among other things, to finance a portion of the purchase price for the Company’s acquisition of HGST.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

March 8, 2012	By:	/s/ Michael C. Ray

Name: Michael C. Ray
Title: Senior Vice President, General Counsel and Secretary